Form 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	95-2039211
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1960 East Grand Avenue, El Segundo, California	90245-4608
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each class is
to be so registered	to be registered

PREFERRED SHARE PURCHASE RIGHTS	AMERICAN STOCK EXCHANGE PACIFIC STOCK EXCHANGE

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

      Securities Act registration statement file number to which this form relates: None

      Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities To Be Registered.

      The Company entered into a Second Amendment to Rights Agreement on May 30, 2001, whose purpose was to extend the Rights Agreement, dated February 1, 1999, by and between Bell Industries, Inc. and Computershare Investor Services, LLC, for two additional years, expiring on May 31, 2003.

      A description of the Rights to Purchase Series A Junior Participating Preferred Stock of the Company is set forth under the heading “Description of Securities to be Registered” in the Company’s Form 8-A dated February 25, 1999, and is incorporated herein by reference, except that the expiration date of the Rights Agreement has been amended to be May 31, 2003.

Item 2. Exhibits

      The following exhibit is filed as part of this Registration Statement on Form 8-A:

Exhibit No.           Description

      1. Second Amendment to Rights Agreement, dated as of May 30, 2001, by and between Bell Industries, Inc. and Computershare Investor Services, LLC.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bell Industries, Inc.

DATE: May 30, 2001

By: /s/ Tracy Edwards Name: Tracy Edwards Title: President